Exhibit 1

Joint Filing Agreement,
Dated as of April 4, 2022

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Israel Literage and Supply Co. Ltd., Nymphae A.A. Ltd., Torrel A A Ltd., Amphissa Holdings Limited Partnership, Mr. Shlomo Rodav and Mr. Ronnie Gat on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value NIS 0.01 per share, of Partner Communications Company Ltd., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of April 2022.

Dated: April 4, 2022

Israel Literage and Supply Co. Ltd.

By:	/s/ Shlomo Rodav
Name: Shlomo Rodav
Title: Director

Nymphae A.A. Ltd.

By:	/s/ Shlomo Rodav
Name: Shlomo Rodav
Title: Director

Torrel A A Ltd.

By:	/s/ Shlomo Rodav
Name: Shlomo Rodav
Title: Director

Amphissa Holdings Limited Partnership By: Israel Literage and Supply Ltd., managing general partner
By:	/s/ Shlomo Rodav
Name: Shlomo Rodav
Title: Director

Shlomo Rodav
By:	/s/ Shlomo Rodav

Ronnie Gat
By:	/s/ Ronnie Gat